Exhibit 10.35

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made effective on this           day of              , 2024 (the “Effective Date”) by and between HUMBLE IMPORTS INC, a Florida corporation (the “Company”), and AUSTIN R. PETERSON, an individual with a principal address located at 4130 Commerce St, Unit 103 Dallas, Texas 75226 (the “Contractor”). The Contractor and Company are collectively referred to herein as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, the Company is in the business of restoring and selling luxury automobiles (the “Business”);

WHEREAS, in exchange for Contractor’s promises and covenants set forth herein, Company desires to engage Contractor to provide certain Services (as defined in Section 3 below) for compensation, and Contractor desires to provide the Services to Company, upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the receipt and sufficiency of which the parties hereby acknowledge, the Contractor and Company hereby agree as follows:

1. Recitals. The recitals listed above are true and correct and incorporated herein by reference.

2. Engagement. Company hereby engages Contractor to provide Services, as defined below, during the Term of this Agreement, and Contractor hereby accepts such engagement to provide the Services during the Term.

3. Services. Contractor shall provide to Company, in accordance with this Agreement, consulting services in such areas of support as requested by Company from time to time (collectively the “Services”). The schedule of Contractor’s Services shall be mutually agreed amongst the Parties. Contractor shall keep track of his time spent on providing Services hereunder on an hourly basis and shall report such time to the Company on a weekly basis. The Parties intend for Contractor to provide Services for no more than twenty-four (24) hours per week.

4. Consideration.

4.1. Compensation for Services. As consideration for the Services to be performed by Contractor during the Term of this Agreement, Company shall pay Contractor compensation (the “Compensation”) in the amount of $15,000 per month, payable on a monthly basis based on the Company’s regular pay practices (assuming Contractor has provided Services under this Agreement).

4.2. Expenses. Company shall reimburse the Contractor’s expenses incurred in the course of performing the Services pursuant to this Agreement, against proper receipts, and subject to and in accordance with Company’s past practices and procedures and future written policies that Company may adopt from time to time, which policies shall all be reasonable and consistent with industry practices and communicated to the Contractor; provided, however, that the Company shall have no obligation to reimburse Contractor for expenses exceeding $3,000 per month in the aggregate unless the Contractor has, prior to incurring such expenses, obtained Company’s written consent to reimburse Contractor therefor.

5. Term of Engagement; Termination.

5.1. Term. The term of Contractor’s engagement by Company shall commence on the Effective Date and unless earlier terminated as provided in Section 5.2 below, shall terminate on the three (3) month anniversary of the Effective Date (the “Term”). The Parties may mutually agree to extend the term of this Agreement upon expiration of the Term.

5.2. Termination. Company may terminate Contractor’s engagement with Company at any time for any reason immediately upon notice to the Contractor. Contractor may terminate this Agreement at any time for any reason upon providing at least 15 days’ notice to Company.

5.3. Effect of Termination. The date of termination of Contractor’s engagement by Company for any reason shall be referred to in this Agreement as the “Termination Date.” In the event of a termination of Contractor’s engagement hereunder for any reason, (i) Contractor shall be entitled to receive the Compensation earned prior to the Termination Date; and (ii) Company shall reimburse Contractor for all expenses previously approved by Company incurred by Contractor in connection with such Services prior to the Termination Date. Company shall not be limited to termination as a remedy for any improper or illegal act of Contractor, but may also seek damages, injunction or such other remedy as it may deem appropriate under the circumstances.

6. Relationship between Parties. Nothing herein shall be construed to create an employer-employee relationship between Company and Contractor and Contractor shall act as an independent contractor and not as an agent or employee of, or partner, joint venturer or in any other relationship with, Company. Contractor acknowledges that no income, social security or other taxes will be withheld or accrued by Company, on Contractor’s behalf and Contractor will not represent to be or hold himself out as an employee of Company. The parties hereto acknowledge and agree that Contractor shall have no responsibility or obligation for execution of Company’s business or any aspect thereof, nor shall Contractor have any ability to obligate or bind Company in any respect unless otherwise permitted by Company.

7. Confidentiality Provisions.

7.1. In the course of performing the Services, the parties recognize that Contractor may in the future come in contact with or become familiar with information which Company may consider confidential. This information may include, but is not limited to, (i) records and lists relating to the identity of Company’s current, past, and prospective customers, advertisers, suppliers, partners, vendors, members, and independent contractors; (ii) all types of written information customarily used by Company, or any entity related to it, including financial information (including prices, costs and sales of services and/or products), marketing or promotion information, business methods, business plans and operating procedures; (iii) any information constituting Company’s trade secrets and proprietary business information and any information related to Company’s current, proposed or anticipated products, services or Business, including without limitation software source code and object code, schematics, specifications, technology, concepts, ideas, suggestions, approaches, and other intellectual property; (iv) any other information similar in nature to the types of information enumerated above; and (v) information Company is obligated to treat as confidential, (separately, and collectively, the “Confidential Information”). Contractor agrees that any Confidential Information of Company shall be and remain the exclusive property of Company. Contractor hereby acknowledges and agrees that the maintenance of the confidentiality of the Confidential Information, and the restrictions on use and disclosure of the Confidential Information, are essential to the protection and preservation of Company’s legitimate business interest. Contractor covenants that Contractor shall not, at any time, whether while under contract, or after the termination of such relationship, without the prior, express, written approval of Company in each instance, disclose, divulge, or in any other way reveal, or cause another to do so, any Confidential Information to any person, party or entity, directly or indirectly.

7.2. Records. Contractor shall maintain the Confidential Information in strict confidence and shall not copy, duplicate or otherwise reproduce, in whole or in part, such Confidential Information, except on behalf of Company. Unless otherwise prevented by state law, upon the termination of engagement, Contractor shall immediately surrender to Company any and all memoranda, records, files, and any other documents and materials (including photocopies and other reproductions) relating to the Confidential Information, regardless of the format or medium in which they are stored.

7.3. Indemnification. Contractor shall indemnify and hold Company harmless from any loss, damage, expense, cost or liability arising out of any unauthorized use or disclosure of the Confidential Information by Contractor. This Section 7.3, and all the conditions, limitations, restrictions, duties, and obligations set forth in this Section 7.3 relating to the use and disclosure of Confidential Information, including the duty of confidentiality, shall survive indefinitely following the Termination Date of Contractor’s engagement by Company for any reason.

8. Ownership. Company shall own all right, title and interest in and to all the work that Contractor has developed specifically for the Company during the Term and in connection with its Services hereunder, and all additions to, deletions from, alterations of or revisions thereto (collectively, for purposes of this Agreement, the “Properties”). Company shall have the sole and exclusive right, in its sole and exclusive discretion, throughout the universe in perpetuity to use and exploit all or any part of the Properties and all or any part of the material contained therein or prepared therefor, whether or not used therein, in any format or version, by any means and in any media, whether now known or hereafter developed. Contractor shall execute such further instruments as Company may request or as may be required by this paragraph to establish, maintain or protect Company’s rights in and ownership of the Properties. Contractor further acknowledges and agrees that Company shall have the right to obtain and to hold in its own name any copyrights, registrations and other proprietary rights in the Properties which may now be or which may become in the future available. Notwithstanding the foregoing, Contractor is, and shall remain, the sole and exclusive owner of all right, title, and interest in and to all proprietary information, know-how, formulas, processes, documents, samples, products, and other materials, including any and all intellectual property rights therein, that are (i) owned or under the control of Contractor or an affiliate of Contractor prior to the Effective Date, or (ii) developed by Contractor or an affiliate of Contractor during the Term of this Agreement in connection with a business that does not relate to the Company’s business and without use or reference of the Company’s tools, properties, assets, Confidential Information, or facilities (collectively, the “Contractor’s IP”). It is understood by the Parties that the Properties shall not include Contractor’s IP but the Contractor hereby grants to the Company the perpetual, royalty-free, irrevocable, transferable, and worldwide license to use the Contractor’s IP in the Company’s business.

9. Enforcement. It is understood, agreed and acknowledged by the parties that no amount of money, or other remedy available at law, would adequately compensate Company for damages, which the parties agree and acknowledge Company would suffer as a result of Contractor’s violation of the provisions contained in Section 7 above. Therefore, the parties acknowledge and agree that Company shall be entitled to obtain, upon application to a court of competent jurisdiction and without the need to prove actual damages to Company or to post bond, a preliminary restraining order, and such other temporary or permanent injunctive relief as may be appropriate, to enforce against Contractor the provisions of Section 7, which injunctive relief shall be in addition to any other rights or remedies available to Company. The provisions of this Section 9 shall survive the termination of engagement.

10. Representations and Warranties. Contractor represents, warrants and covenants that: (i) the Services shall be delivered timely and in workmanlike manner in accordance with industry standards; and (ii) the Contractor is not a party to any other agreement or arrangement with a third party that would prevent or limit in any way his obligations, representations, or warranties to the Company pursuant hereunder.

11. Indemnification. As a material inducement for Company to enter into this Agreement, Contractor hereby agrees to indemnify Company, its control persons, affiliates and subsidiaries, and each of their respective past, present and future owners, managers, officers, employees, agents and representatives and each of their respective heirs, successors and assigns, from any and all third-party claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities of any kind or nature, known or unknown, arising out of or having any connection with (i) Contractor’s Services hereunder, including without limitation the negligence or other misconduct of Contractor or any of its employees, independent contractors, agents or assignees in providing the Services hereunder; or (ii) the breach by Contractor of any covenants, representations or warranties contained in this Agreement.

12. Notice. Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered or deposited, postage prepaid, in the first class mail of the United States properly addressed to the appropriate party at the address set forth in the preamble above.

13. Miscellaneous.

13.1. Joint and Several Liability. If the definition of “Contractor” includes multiple parties under the preamble to this Agreement, all liabilities and obligations of such parties that are the Contractor under this Agreement or in any other way arising out of this Agreement shall be joint and several.

13.2. Entire Agreement; Amendments; Waiver. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless made in writing and signed by both parties. No term of this Agreement may be waived, except in a writing signed by the party hereto entitled to the benefit of such term.

13.3. Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

13.4. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of Contractor and Company and to Company's successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by Contractor of any of its rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of Company.

13.5. Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.

13.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument with each party intending and consenting to be bound by the Agreement through their electronic signatures. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the ESIGN Act of 2000 and Sec. 668.50(7)(b), Florida Statutes, e.g. www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.7. Attorney’s Fees. In the event of any litigation, including arbitration, between the parties arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs incurred and reasonable attorneys’ fees, including attorneys’ fees in all investigations, arbitrations, trials, bankruptcies and appeals. If any dispute arising out of or relating to this Agreement is submitted to arbitration, the arbitrator or arbitrators shall have the power and authority to, and the parties hereby direct that such arbitrator or arbitrators shall, determine entitlement to attorneys fees and costs, and the amount of such attorneys fees and costs, to be awarded to the prevailing party.

13.8. Venue and Jurisdiction. Venue for all suits arising pursuant to this Agreement shall lie exclusively in the courts of Orange County, Florida. By execution and/or adoption of this Agreement, each party hereby submits to the in personam jurisdiction of all courts of Orange County, Florida. This Section 13.8 shall be subject to the provisions of Section 13.9 below.

13.9. Arbitration. If any dispute arises between any of the parties with respect to any matter set forth in this Agreement and if a party seeks the imposition of equitable remedies against the other party, the party seeking the equitable remedies may submit the matter to a mutually acceptable sole arbitrator or a court for such a determination. Notwithstanding anything to the contrary herein, in all other circumstances, the parties shall submit the matter to a mutually acceptable sole arbitrator. The place of the court of arbitration shall be Orange County, Florida, U.S.A. The arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association. The arbitrator’s decision shall be final and legally binding and judgment may be entered thereon. The arbitrator may take whatever measures are necessary to resolve the dispute, and, if a matter was submitted to the arbitrator for purposes of imposing equitable remedies, the arbitrator shall impose such equitable remedies as necessary. The arbitrator shall also decide on the costs of the arbitration proceedings, which cost shall be borne by the losing party or by both parties in proportions decided by the arbitrators.

[Signature Page Follows]

IN WITNESS WHEREOF, Company and the Contractor have entered into this Agreement as of the date first above written.

“COMPANY”

HUMBLE IMPORTS INC, a Florida corporation

By:	/s/ Scott Wallace
Name:	Scott Wallace
Its:	CEO

“CONTRACTOR”

/s/ AUSTIN R. PETERSON
AUSTIN R. PETERSON